EXHIBIT 10.23

CUSTOMER AGREEMENT

This agreement (“Agreement”) sets forth the terms and conditions under which we, Man Financial Inc., will open and maintain one or more accounts (collectively, the “account”) in your name and on your behalf and otherwise transact business with you. If this account has been introduced to us, all references to us in this Agreement shall include your broker, and your broker, shall enjoy all benefits and rights hereunder.

1. Parties.

You agree that the parties to this Agreement shall consist of us and you. If this is a joint account (including a community property account), the term “you” refers to each account holder. Except as disclosed in writing to us, no person other than you has any interest in the account. If this is a joint account, each account holder has full authority to act on behalf of the account and you authorize us to follow the instructions of any account holder as if such person were the sole account holder. All obligations arising hereunder are joint and several and may be enforced by us against any or all account holders. Notwithstanding the foregoing, we may require joint action by all account holders with respect to any matter concerning the account, including the giving or cancellation of orders, and the withdrawal of monies, securities or other property. In the event of the death of either or any of the joint account holders, the surviving joint account holder(s) shall immediately give us written notice thereof, and we may, before or after receiving such notice, take such action, require such papers and inheritance or estate tax waivers, retain such portion of and/or restrict transactions in the account as we may deem advisable. The surviving joint account holder(s) and the estate of the deceased joint account holder shall be jointly and severally liable to us for any net debit balance or loss in the account in any way resulting from transactions initiated prior to the receipt by us of the written notice of the death or incurred in the liquidation of the account or the adjustment of the interests of the respective parties.

Laws governing joint ownership of property vary from jurisdiction to jurisdiction. Generally, however, for joint tenants with rights of survivorship, in the event of the death of either tenant, the entire interest in the joint account shall be vested in the surviving joint tenant(s) on the same terms and conditions. For tenants in common, the interest in the tenancy shall be equal unless specified and in the event of death of either tenant, the interest in their share of the tenancy shall vest in the decedent’s legal representative. State laws regulating community property vary. Consult your own legal adviser.

2. Applicable Law and Regulations; Markets.

All transactions shall be subject to all applicable law and the rules and regulations of all federal, state and self-regulatory agencies including, but not limited to, the Board of Governors of the Federal Reserve System and the constitution, rules and customs of the exchange or market (and clearing house) where executed. Unless you provide us with specific instructions, we may use our discretion in selecting the market in which to place your orders.

3. Deposits on Transactions.

You agree to maintain, without demand from us, such margin, cash or other acceptable collateral as we in our discretion require from time to time and you agree to pay on demand any debit balances in your account. You will make deposits of such margin or collateral immediately upon our request. You will provide us with any information we may require for immediate confirmation of wire transfers.

4. Security Interest and Lien.

As security for the payment of all of your obligations and liabilities to us or any of our affiliates through whom you conduct business, we shall have a continuing security interest in all property in which you have an interest held by or through us or any of our affiliates including, but not limited to, securities, futures contracts, cash commodities, commercial paper, monies, any after-acquired property and all rights you may have against us or any of our affiliates. In addition, in order to satisfy any such outstanding liabilities or obligations, we may, at any time and without prior notice to you, use, apply or transfer any of such securities or property interchangeably (including cash and fully-paid securities). In the event of a breach or default under this Agreement or any other agreement you may have with us or any of our affiliates, we shall have all rights and remedies available to a secured creditor under any applicable law in addition to the rights and remedies provided herein.

5. Default.

Should we deem it desirable for our protection, or should we feel insecure, in each case in our reasonable discretion, or should you be in breach of or violate any of the material terms of this Agreement, we are authorized to declare (and without the necessity of a call for additional capital) you in default under this and any other agreement you may then have with us or our affiliates, whether heretofore or hereafter entered into. In the event of default, each of us and our affiliates reserves the right to sell, without prior notice to you, any and all property in which you have an interest held by or through us or our affiliates, to buy any or all property which may have been sold short, to cancel any or all outstanding transactions and/or to purchase or sell any other property to offset market risk, and to offset any indebtedness or position you may have, including by means of an exchange for physicals transaction, after which you shall be liable to us, for any remaining deficiencies, losses, costs or expenses sustained by us in connection therewith. We will, however, make reasonable efforts to notify you subsequently should we exercise our rights under this Section without prior notice to you. Such purchases and/or sales may be effected publicly or privately without notice or advertisement in such manner as we may in our sole discretion determine. At any such sale or purchase, we may purchase or sell the property free of any right of redemption. In addition, we shall have the right to set off and apply any amount owing from our affiliates to you against any indebtedness in your account, whether matured or unmatured. You are unconditionally obligated to pay to us the amount of any debit balance in your account, however incurred, at the lesser of the highest rate permitted by applicable law or two percent above the current prime rate as announced from time to time by the banking institutions with which we normally do business.

6. Fees and Charges.

You understand that we will charge commissions and other fees for clearing, execution, custody, storage, delivery or any other service furnished to you and you agree to pay such commissions, fees and interest on monies owed to us at our then-prevailing rates. You understand further that such commissions, fees and interest rates may be changed from time to time. You will also be charged a fee for positions transferred to another broker. We may receive remuneration for directing orders to a particular broker or dealer or market center for execution. Such remuneration is considered compensation to us. We may pay a portion of fees and commissions charged to your Account to third-parties that have introduced your account to us or serviced your account. You understand that we or an affiliate may act as principal in certain transactions with you, including but not limited to, cash market transactions, forward contracts, or exchanges of physicals for futures (“EFPs”).

7. Making Delivery; Liquidation Instructions.

You agree to give us timely notice if you intend to make or take delivery under a contract or to exercise any option contract. If so requested by us, you shall satisfy us that you can fulfill your obligations to make or take delivery and shall furnish us with property deliverable by you under any contract in accordance with our directions. We shall not have any obligation to exercise any long option contract unless you have furnished us with timely exercise instructions and sufficient initial margin with respect to each underlying contract. If we sell any property at your direction and you fail for any reasons to supply us with such property, we may (but shall not be obligated to) borrow or buy for you any property necessary to make such delivery. Under no circumstances shall we be obliged to make any payment or delivery to you except against receipt of payment or delivery by you of monies or other property requested by us. You shall be responsible for providing insurance coverage for any deliveries made or accepted by you. We do not provide any insurance coverage. If you do not provide insurance coverage, you agree to bear the risk of loss.

8. [OMITTED]

9. Reports.

Reports of execution of orders sent by us to you shall be binding and conclusive on you unless, in the case of a verbal report, you object at the time the report is received by you or your agent; and in the case of a written report, you object in writing prior to the opening of trading on the business day following the day you have received the report. In addition, if after you have placed an order with us and have not received a written or verbal confirmation thereof in accordance with our practice, you immediately shall notify us thereof. If you fail to notify us as set forth in this section, you agree that you shall be deemed estopped to object and to have waived any objection to our execution or failure to execute any transaction. Nothing contained in this section, however, shall bind us with respect to any transaction or price reported (whether verbal or in writing) in error, or prevent us, upon discovery of any error or omission, from correcting the error or omission, and putting the account in the same position it would have been in if the error or omission had not occurred.

10. Waiver, Assignment and Notices.

Neither our failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereof nor any continued course of such conduct on our part shall constitute or be considered a waiver by us of any of our rights or privileges hereunder. We may assign this Agreement and your account upon notice to you. Any assignment of your rights and obligations hereunder or interest in any property held by or through us without obtaining the prior written consent of an authorized representative of ours shall be null and void. Notices or other communications, including margin calls, delivered or mailed, including by facsimile or electronic transmission, to the address provided by you, shall, until we have received notice in writing of a different address, be deemed to have been personally delivered to you.

11. Clearance Accounts.

If your account has been introduced to us by another broker, that broker is acting as your agent and your broker in this relationship is not an agent of or affiliated with us. Unless we receive from you prior written notice to the contrary, we may accept from such other broker, without any inquiry or investigation: (a) orders for the purchase or sale of securities and other property in your account on margin or otherwise; and (b) any other instructions concerning your account or the property therein. You understand and agree that our role is limited to execution, clearing and bookkeeping for transactions made pursuant to instructions from you or your broker, and we generally will not inquire into the circumstances surrounding any transaction for your account. We are not responsible for any acts or omissions of your broker, including, but not limited to, sales practices, trading practices or recommendations. You agree to look solely to your broker for redress of any loss or damage arising out of circumstances other than our own negligence or willful misconduct in the execution, clearance or bookkeeping of transactions for your account. You understand and agree that we will pay a substantial portion of the brokerage commissions charged to your account in consideration of introducing and servicing your account.

12. Indemnification; Costs of Collection.

You agree to indemnify and hold harmless each of us, our affiliates and our respective shareholders, directors, officers, employees and agents from and against any liability, damage, cost or expense (including, without limitation, legal fees and expenses, amounts paid in settlement of any claims, interest and any fines or penalties imposed by any exchange, self-regulatory organization or governmental agency) any of them may incur or be subjected to with respect to you or your Account or any transaction or position therein except to the extent that such liability, damage, cost or expense arises out of our negligence, willful misconduct or fraud, or as a result of your violation of any of your material representations, agreements or obligations under this Agreement. You agree to pay and authorize us to charge you for any direct or indirect costs of collection, defense and enforcing any of our rights under this Agreement including, but not limited to, interest, legal fees, court costs and other expenses.

13. Free Credit Balances; Transfer Arrangements.

You hereby direct us to use any free credit balance in your account in accordance with all applicable rules and regulations and you authorize us, in our discretion, to transfer any free credit balances and cash in your account daily to a non-regulated account.

14. Restrictions.

You understand that we may restrict or prohibit trading in, or close, your account.

15. Credit Information and Investigation.

You authorize us and, if applicable, your broker, in our or their discretion, to make and obtain reports concerning your credit standing and business conduct.

16. Legally Binding.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and supersedes any prior agreements between the parties with respect to the subject matter hereof. You further agree that all purchases and sales shall be exclusively for your account in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instruction was not in writing as may be required by the statute of frauds or any similar law, rule or regulation.

17. Amendment.

You agree that we may modify the terms of this Agreement at any time upon prior written notice to you. By continuing to accept services from us, you will have indicated your acceptance of any such modification. If you do not accept any such modification, you must notify us thereof in writing and your account may then be terminated, but you will still be liable thereafter to us for all remaining liabilities and obligations. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of ours. No oral agreements or instructions purporting to amend this Agreement will be recognized or enforceable.

18. Severability.

If any provision hereof is or should become or be deemed to be inconsistent with any present or future law, rule or regulation of any court, arbitral body, sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

19. Limitation of Liability.

You shall have no claim against us or any of our affiliates for any loss, damage, liability, cost, charge, expense, penalty, fine or tax caused directly or indirectly by: (a) any law, regulation, rule or order; (b) suspension, or termination of trading; (c) war, civil or labor disturbance; (d) any delays or inaccuracies in the transmission or reporting of orders or other information due to a breakdown or failure of any transmission or communication facilities for any reason; (e) failure or delay for any reason of any broker, bank, depository or custodian to fulfill its obligations or to pay in full any amounts owed to us; (f) failure or delay by any entity which, consistent with applicable regulations, is holding customer segregated funds, securities or other property, to pay or deliver same to us; or (g) any other causes beyond our control.

We will execute your transactions solely as your agent. In executing transactions on an exchange, we may use floor brokers (who may be our employees or other agents of ours), but we will not be responsible to you for negligence or misconduct of an independent floor broker if, at the time the floor broker was selected, the floor broker was authorized to act as such under the rules of the relevant exchange and the appropriate regulatory agency. We will not be responsible to you in the event of error, failure, negligence or misconduct on the part of any intermediary, commodity trading advisor or other person acting on your behalf and, without limitation, we have no obligation to investigate the facts surrounding any transaction in your Account(s) which is introduced by such intermediary, commodity trading advisor or other person. You will indemnify us and hold us harmless from and against any and all liabilities, penalties, losses and expenses, including legal expenses and attorneys’ fees, incurred by us as a result of any error, failure, negligence or misconduct on the part of any such intermediary, commodity trading advisor or other person acting on your behalf. We shall only be liable for actions or inactions by us which amount to negligence, willful misconduct or fraud. You also agree that we shall not be liable to you for any losses, costs, expenses or other damages sustained by you in the event of any failure or delay by any exchange, market, clearing house, bank or other depository institution where any of your funds or other assets are maintained, or a failure or delay by any member, bank or agent of any of the foregoing, or a failure or delay by any of the foregoing to enforce its rules, to fulfill its obligations or to make any payment, for any reason whatsoever. You waive any claim, cause of action or right as against us, our employees or agents that may arise or occur as a result thereof.

20. Telephone Conversations.

For the protection of both you and us, and as a way of correcting misunderstandings, you hereby authorize us, at our discretion and without prior notice to you, to monitor and/or record (with or without tone warning devices) any or all telephone conversations between you and any of our employees or agents.

21. Additional Rights and Remedies.

The rights and remedies granted herein to us are in addition to any other rights and remedies provided to us in any other agreement you may have with us, and you hereby appoint us as your agent to take any action necessary to perfect ourselves with respect to the security interest granted to us in this Agreement.

22. Authority.

You represent that this Agreement has been duly authorized and executed by you and that you have full power and authority to trade futures, physical commodities, currencies, securities and options on the foregoing and related instruments. By signing this Agreement on behalf of an entity, you represent that the entity on whose behalf you are acting is authorized to enter into this Agreement and that you are duly authorized to sign this Agreement in its name.

23. Customer’s Representations and Warranties.

You represent to us that all information supplied by you in connection with the opening of your account, including the Customer Account Application, is accurate and complete, and that we are legally entitled to rely on such information, and you agree to report promptly to us any material change in such information. You represent to us that you have read and understand all risk disclosure statements that we have provided to you, and understand that all transactions effected for your account are at your risk, and that you are solely liable therefor under all circumstances. You acknowledge that futures trading is only suitable for persons who are financially able to withstand losses. Such losses may substantially exceed margins or other funds you have deposited with us. You agree to inform us immediately if you cease to be willing or financially able to sustain such losses.

24. Pension Accounts.

If you are a Keogh Plan, Pension and Profit Sharing Trust, or other employee benefit plan as defined by Section 3(3) of the Employee Retirement Income Security Act (Collectively a “Plan”; “ERISA”), the undersigned trustee (“Trustee”) acknowledges that the establishment of the account and all transactions executed through the account are subject to certain restrictions under Section 404(a) of ERISA, including the requirement that such transactions be prudent, that the investments be diversified, and that there are certain transactions which the Plan is prohibited from entering into under Section 406 of ERISA and Section 4975 of the Internal Revenue Code (“Code”), regardless of whether such transactions are prudent; and Trustee further acknowledges that certain transactions if entered into by the Plan may result in the recognition of taxable income under Section 511 of the Code. Trustee represents and warrants that, with respect to each transaction to be executed through the account, the determination as to whether such transaction complies with the standards of Section 404(a) of ERISA, will constitute a transaction prohibited under Section 406 of ERISA, or Section 4975 of the Code, or will result in the recognition of taxable income, will be made either by Trustee or by another person who has been determined by Trustee to be either a fiduciary or an investment manager properly delegated the authority to make, or to advise the Plan as to, such determinations. Trustee understands and agrees that the individual account plan permits participant-directed investments pursuant to Section 404(c) of ERISA. In no event shall we have any responsibility or authority to make, or to advise the Plan or Trustee as to, such determinations. Trustee understands and agrees that we are neither a fiduciary nor an investment manager with respect to the Plan as defined in Sections 3(21) and 3(38) of ERISA. Nevertheless, if, contrary to the expectations of the parties, it is ever finally determined that we are a fiduciary or investment manager, our responsibility and authority in acting in such capacity shall be limited to performing our obligations as specifically set forth herein, and Trustee represents and warrants that such allocation of fiduciary responsibility is authorized under the instrument pursuant to which you maintained in accordance with Section 402 (c) of ERISA.

By signing this Agreement, Trustee agrees to indemnify us for any liability which may be imposed on us including, but not limited to, Section 409 of ERISA or any tax which may be assessed against us under Section 4975 of the Code, or any other damage or expense which may be suffered by us by reason of your being subject to the provisions of ERISA, including all costs and expense (including attorneys’ fees) incurred by us in defending against the foregoing. The foregoing provision shall also apply to any federal or state fiduciary law governing the investments of employee benefit plans which is supplementary to, or in lieu of the specific provisions of ERISA referred to herein.

25. Currency Exchange Rates.

If any transaction is effected in a foreign currency, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for your account and risk. All deposits shall be made in United States currency, unless we request any such deposit in the currency of some other country, in which case such deposit shall be made in such currency. When any position is liquidated, we shall debit or credit your account in United States currency at the rate of exchange determined by us in our sole discretion on the basis of the then prevailing money rates for such foreign currency, unless you shall have given us specific written instructions to make such debit or credit in the foreign currency involved.

26. Funds on Deposit in Non-U.S. Banking Institutions.

Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if you are domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to you. Such accounts may also be subject to foreign currency exchange rate risks.

You authorize the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions.

In order to avoid the possible dilution of other customer funds, if you have funds held outside the United States, you further agree that your claims based on such funds will be subordinated in the unlikely event both of the following conditions are met: (1) Your futures commission merchant is placed in receivership or bankruptcy; and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which you have a claim to satisfy all claims against those funds.

You agree that if both of the conditions listed above occur, your claim against our assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies received its pro-rata portion of such funds. You further agree that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and nonsegregated assets of the company.

27. CFTC Regulations.

You are aware that CFTC Regulation 1.35(a-2)(2) requires you to create, retain and produce upon the request of the CFTC, the United States Department of Justice and the applicable exchange, documentation of cash transactions underlying exchanges of futures for cash commodities or exchanges of futures in connection with cash commodity transactions and, if you effect any such exchange of futures, you will comply with Regulation 1.35 (1-2) (2). If you maintain separate accounts in which, pursuant to CFTC Regulation 1.46(d)(6), offsetting positions are not closed out, you understand that, if held open, offsetting long and short positions in the separate accounts may result in the charging of additional margins even though offsetting positions will result in no additional market gain or loss. If you are a non-United States person, you acknowledge that: (a) CFTC Regulation 15.05 designates us as the agent of foreign brokers, customers of foreign brokers, and foreign traders for certain purposes; and (b) CFTC Regulation 21.03 authorizes the CFTC to request, when unusual market circumstances exist, certain account information from us as well as foreign brokers and traders.

28. Online Services/Electronic Statements.

If we provide you with access to online brokerage service facilities, you agree to our posted terms of use, privacy statement and service agreement and the Electronic Order Entry & Account Access Agreement as if the same were set forth in this Agreement. We do not guarantee access to your account at all times, nor do we guarantee the receipt, acceptance and entry of any order transmitted to us electronically. You further agree that any market data or information provided to you will not be broadcast, retransmitted or commercially exploited and you acknowledge that exchanges and markets have a proprietary interest in this data and information. If you have agreed to the electronic transmission of information, you understand that we do not guarantee delivery.

29. Governing Law; Jurisdiction and Venue; Service of Process; Limitation on Actions; Waiver of Jury Trial.

In order to induce us to accept this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you hereby agree to the following:

A. This Agreement is made, upon acceptance by us, in the State of Illinois, and shall be governed by, and the rights and liabilities of the parties shall be determined in accordance with, the laws of the State of Illinois, without regard to any of its conflicts of laws, principles or rules, and by the laws of the United States.

B. If you have not entered into an arbitration agreement or if arbitration is unavailable, all actions or proceedings, whether initiated by you or us, with respect to any controversy arising out of or related to this agreement, shall be litigated only in courts whose situs is in the State of Illinois. You hereby submit to the jurisdiction of the United States District Court of the Northern District of Illinois, Eastern Division, and any other court of competent jurisdiction whose situs is in Chicago, Illinois. If you bring any arbitration (including, but not limited to, NFA arbitrations), administrative or reparations proceedings against us, you hereby authorize and direct such arbitrators, administrative law judges, or judgment officers to hold any such proceedings in Chicago, Illinois. You hereby waive any right you may have to transfer or change the venue of any litigation you may bring against us, or that such litigation is brought in an inconvenient forum or that forum is improper.

C. You agree to accept court service of process by registered or certified mail addressed to you at the address you provided in your customer application, or to such other addresses as you have supplied to us in writing, and such service shall constitute personal service of process.

D. You hereby waive any right you may have to a trial by jury.

30. Headings.

The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

31. Series Disclaimer.

We acknowledge and agree that you are a wholly-owned subsidiary of The Frontier Fund, a Delaware statutory trust (the “Trust”) and that the Trust is organized in series pursuant to Section 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. We also acknowledge and understand that there may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

CUSTOMER AGREEMENT

I acknowledge that this is a contractual agreement. I have read it carefully and, by signing, I agree to be bound by every term and condition, including the consents relating to jurisdiction, venue, service and limitations on actions set forth in Paragraph 29. No modification of this Agreement is valid unless accepted by us in writing as provided in Paragraph 17. [I confirm that I have downloaded a full set of account documents from your website and I have not made any alterations or deletions to this agreement or any such documents from the original forms posted on the website. In the event that there are any alterations or deletions to this agreement or any such documents, such alterations and deletions shall not be binding on you and said original forms shall govern my account relationship with you.]

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.

ACKNOWLEDGEMENT OF RISK

I hereby acknowledge that I have received, read and understand the CITC Rule 1.55 Risk Disclosure Statement for Futures and Options on pages 1 and 2 of this booklet. I also understand that you are relying on me to familiarize myself with any disclosures in this booklet that are or may become applicable to my trading.

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.

AUTHORIZATION TO TRANSFER FUNDS

I authorize you, at any time and without prior notice to me, to transfer any excess funds, equities, securities or other property which you deem necessary between my Regulated Account (i.e. any account in which there are commodity interests governed by the Commodity Exchange Act) and any other account(s) held by me with you or any of your affiliates, in order to reduce or satisfy any margin deficiency or deficit. You agree to confirm any such transfer to me in writing, and such confirmation shall be deemed reasonable notice.

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.

PERMISSION TO CROSS TRADES

I hereby consent to you, your “affiliated persons” (as defined in 17 C.F.R. 155 et seq., as amended) or any floor broker acting on behalf of you or your customers, taking, directly or indirectly, the other side of any order I place with you, in accordance with the rules of applicable futures exchanges. You are authorized to give my consent to any such floor broker.

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.

CONSENT TO ELECTRONIC TRANSMISSION OF ACCOUNT STATEMENTS (OPTIONAL)

I hereby consent to your sending to me daily confirmation and purchase and sale statements as well as monthly account statements (collectively “Statements”) relating to my account(s), at no additional cost to me, by electronic media rather than by hard copy mailing. I may revoke this consent at any time upon written notice to you.

I wish to receive electronic transmission of my Statements via e-mail at:

PLEASE PRINT E-MAIL ADDRESS CLEARLY:

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.

ELECTRONIC ORDER ENTRY & ACCOUNT

ACCESS AGREEMENT

1. License Grant and Right of Use

This Agreement sets forth the terms and conditions under which we, Man Financial Inc, shall permit you to have access to one or more terminals, including terminal access through your internet browser, for the electronic transmission of orders for your accounts with us. This Agreement also sets forth the terms and conditions under which we shall permit you electronically to monitor the activity and positions in your account (collectively, the “Service”). The Service may be a proprietary service offered by us or a third party system offered by another broker, vendor or exchange. For purposes of this Agreement, the term “Service” includes all software and communication links. By this Agreement, where we are supplying you with software for use with the Service, we grant you non-exclusive and non-transferable license to use such software subject to the terms hereof. You may use the software solely for your own internal business purposes. Neither the software nor the Service may be used to provide computer time sharing, third party training, virtual or actual hosting or as a service bureau for any third parties. If your account has been introduced to us, all references to us in this Agreement shall include your broker, and your broker shall enjoy all benefits and rights hereunder. Nothing in this Agreement alters or modifies the terms of any other agreement between us. If the Service is sponsored by a third party, you agree that we shall enjoy all of the rights and benefits under the terms of any agreements between the third party Service sponsor and you as if we were a party to such agreement.

2. Access

Where access is controlled by us, we shall provide you with access to the Service. If the Service is sponsored by a third party you may need additional consents in order to access the Service. The Service may be used to transmit, receive and confirm execution of orders, subject to prevailing market conditions and applicable exchange rules and regulations. We consent to your access and use in reliance upon your having adopted procedures to prevent unauthorized access to and use of the Service, and in any event, you agree to any financial liability for trades executed through the Service.

If permitted by the Service, you may send and receive electronic mail, engage in conferences and chats, download and upload files and otherwise use the Service as permitted herein, our policies, applicable law and, if a third party sponsored Service, the Service’s terms of use and access agreement. Files that you upload and your activity in conferences and chats are subject to review, modification and deletion without notice to you. We reserve the right in our sole discretion to institute or change policies at any time. Files uploaded to a bulletin board may be subject to posted limitations on usage, reproduction and/or dissemination, and you are responsible for adhering to such limitations if you download them.

3. Use of Passwords

You acknowledge, represent and warrant that: (a) you have received a number, code or other sequence which provides access to the Service (the “Password”); (b) you are the sole and exclusive owner of the Password; (c) you are the sole and exclusive owner of any identification number, code or other sequence which allows access to the Service via computerized online service (the “ID”); and (d) you accept full responsibility for use and protection of the Password and the ID as well as for any transaction occurring in an account opened, held or accessed through the ID or the Password.

You shall be legally bound by any electronic order entry and account access agreement with us upon clicking the “I ACCEPT” button (or other similar indicia of acceptance) after entering the required Password or ID. You represent, warrant and agree that any individual who has possession of any Password or ID is your duly authorized representative, having the power and authority to legally bind you in this manner. Such acceptance shall be deemed to be as effective as a written signature performed manually by you and shall be deemed to satisfy any writings requirements of any applicable law despite being written and accepted electronically. Our electronically or other properly stored copy of any such agreement shall be deemed to be the true, complete, valid, authentic and enforceable copy of any such agreement. Our electronically stored record of the date on which you accept such an agreement shall be conclusive evidence as to the effective date. Except if there is obvious tampering or loss of data, you shall not contest the admissibility or enforceability of our copy of any such agreement.

4. Warranties and Limitation of Liability

You accept responsibility for selection and use of the Service and for any trading and other decisions made by you based on its use. You shall not use any Password or ID we supply to you for clearing any transaction with another broker.

You accept responsibility for the monitoring of your account. You will immediately notify your broker and us in writing if you become aware of the following: (a) any loss, theft or unauthorized use of your Password(s), IDs and/or account number(s); or (b) any failure by you to receive a message indicating that an order was received and/or executed; or (c) any failure by you to receive an accurate confirmation of an execution; or (d) any receipt of confirmation of an order and/or execution which you did not place; or (e) any inaccurate information in your account balances, positions, or transaction history.

THE SERVICE IS PROVIDED “AS IS” AND WE MAKE NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES TO YOU REGARDING THE USABILITY, CONDITION OR OPERATION THEREOF. WE MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE GOODS OR SERVICES PROVIDED BY ANY THIRD PARTIES WHO MAY PROVIDE CONTENT OR OFFER OTHER SERVICES. WE DO NOT WARRANT THAT ACCESS TO OR USE OF THE SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICE WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY. WE EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, TITLE, FI1NESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, COMPATIBILITY, SECURITY OR ACCURACY.

UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL WE OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE SERVICE BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OF OR INABILITY TO USE THE SERVICE, OR OUT OF ANY BREACH OF ANY WARRANTY, INCLUDING, WITHOUT LIMITATION, THOSE FOR BUSINESS INTERRUPTION OR LOSS OF PROFITS. THIS EXCLUSION OR LIMITATION OF LIABILITY WILL NOT APPLY TO THE EXTENT THAT ANY APPLICABLE STATUTE PROHIBITS SUCH EXCLUSION OR LIMITATION OF LIABILITY. ANY LIABILITY ARISING OUT OF ANY ACTION OR OMISSION BY US SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE AMOUNT OF USER FEES PAID TO US BY YOU FOR SERVICE ACCESS.

YOU EXPRESSLY AGREE THAT YOUR USE OF THE SERVICE IS AT YOUR SOLE RISK. YOU ASSUME FULL RESPONSIBILITY AND RISK OF LOSS RESULTING FROM USE OF, OR MATERIALS OBTAINED THROUGH, THE SERVICE. NEITHER WE NOR ANY OF OUR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, AFFILIATES, THIRD PARTY VENDORS, FACILITIES, INFORMATION PROVIDERS, LICENSORS, EXCHANGES, CLEARING ORGANIZATIONS OR OTHER SUPPLIERS PROVIDING DATA, INFORMATION, OR SERVICES, INCLUDING BUT NOT LIMITED TO THE NEW YORK STOCK EXCHANGE, INC. (EACH A “PROVIDER”), WARRANT THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE; NOR DO WE OR THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR AS TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, RELIABILITY OR CONTENT OF ANY INFORMATION, SERVICE, OR TRANSACTION PROVIDED THROUGH THE SERVICE.

THIS AGREEMENT DEFINES YOUR SOLE AND EXCLUSIVE REMEDY.

Neither we nor any Provider shall be liable in any way to you or to any other person for: (a) any inaccuracy, error or delay in, or omission of (i) any such data, information or message, or (ii) the transmission or delivery of any such data, information or message; or (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (ii) non-performance, or (iii) interruption in any such data, information or message, due either to any negligent act or omission or to any condition of “force majeure” (e.g., flood, extraordinary weather condition, earthquake or other act of god, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, equipment or software malfunction) or any other cause, whether or not within our or any Provider’s control.

We shall not be deemed to have received any order or communication electronically transmitted by you until we have actual knowledge of such order or communication. The terms contained in any confirmation issued to you through the Service are subject to change or correction based on the trade data supplied to us by the relevant exchange or market on which the trade was transacted.

The use and storage of any information including, without limitation, the Password, the ID, portfolio information, transaction activity, account balances and any other information or orders available to you through your use of the Service is your sole risk and responsibility. You are responsible for providing and maintaining the communications equipment (including personal computers and modems) and telephone or alternative services required for accessing and using the Service, and for all communications service fees and charges incurred by you in accessing the Service.

5. Representations

You acknowledge that from time to time, and for any reason, the Service may not be operational or otherwise available for your use due to servicing, hardware malfunction, software defect, service or transmission interruption or other cause, and you agree to hold us and any Provider harmless from liability or any damage which results from the unavailability of the Service. You acknowledge that you have alternative arrangements which will remain in place for the transmission and execution of your orders, by telephone, facsimile transmission, or otherwise, in the event, for any reason, circumstances prevent the transmission and execution of all, or any portion of, your orders through the Service. In the event the Service is not operational, you agree to contact your account executive to make alternative order entry arrangements.

You are responsible for your communications via the Service. You may not, under any circumstances, do any of the following: (a) publish, post, distribute or disseminate defamatory, infringing, obscene or other unlawful or offensive material or information via the Service; (b) use the Service to threaten, harass, stalk, abuse, or otherwise violate the legal rights (including rights of privacy and publicity) of others; (c) intercept or attempt to intercept electronic mail; (d) upload files that contain software or other material protected by intellectual property laws (or by rights of privacy or publicity) unless you own or control the rights thereto or have received all necessary consents; (e) upload files that contain a virus or corrupted data; (f) delete any author attributions, legal notices or proprietary designations or labels in a file that you upload to a bulletin board; (g) falsify the source or origin of software or other material contained in a file that you upload to a bulletin board; (h) use the Service in a manner that adversely affects the availability of its resources to other members; (i) send electronic mail to other users of the Service for any purpose other than personal communication, including to advertise or offer to sell goods or services (except as otherwise expressly permitted by us); (j) download a file that you know (or reasonably should know) cannot be legally distributed via the Service (a file may have been uploaded notwithstanding such illegality); or (k) act, or fail to act, in your use of the Service, in a manner that is contrary to applicable law or regulation. Your failure to observe any of the foregoing limitations may result in civil or criminal liability, as well as termination of your use of the Service.

You represent and warrant that you are fully authorized to enter into this Agreement and are under no legal disability which would prevent you from trading, and that you are and shall remain in compliance with all laws, rules and regulations applicable to your business. You agree that you are familiar with and will abide by any rules or procedures adopted by us and any Provider in connection with use of the Service. Finally, you agree that you shall permit no person access to the Service until you have provided necessary training in its use.

You shall not (and shall not permit any third party) to copy, use, analyze, modify, decompile, disassemble, reverse engineer, translate or convert any software provided to you in connection with use of the Service or distribute the software or the Service to any third party.

6. Termination of Access and License

We may, in our sole discretion, terminate or restrict your access to the Service, and may terminate this Agreement at any time. Upon termination, any software license granted to you herein shall automatically terminate and you shall return to us promptly any hardware, software, manuals or other items provided to you by us in connection with Service access. You will remain responsible for the payment of all charges incurred before termination becomes effective.

7. Indemnity

You agree to indemnify and hold harmless us and each Provider and their respective principals, affiliates and agents from and against all claims, demands, proceedings, suits and actions and all losses (direct, indirect or otherwise), liabilities, costs and expenses (including attorney’s fees and disbursements), paid in settlement, incurred or suffered by us and/or a Provider and/or our or their respective principals, affiliates and agents arising from or relating to your use of the Service or the transactions contemplated hereunder. This indemnity provision shall survive termination of this Agreement.

8. Miscellaneous

(a) You may not amend the terms of this Agreement. We may amend the terms of this Agreement upon notice to you (including by electronic delivery), or if this Agreement is contained as part of a web site by posting the amended terms to that web site. By continued access to and use of the Service, you agree to any such amendments to this Agreement.

(b) You shall permit us by any reasonable and appropriate means to verify that you have complied with the terms of this agreement and you agree to cooperate fully with any such verification process.

(c) This Agreement is the entire agreement between the parties relating to the subject hereof, and, except with respect to the brokerage agreement between the parties, all prior negotiations and understandings between the parties, whether written or oral, are hereby merged into this Agreement. Nothing in this Agreement shall be deemed to supersede or modify a party’s rights and obligations under the brokerage agreement.

(d) This Agreement shall be governed by the laws of the State of Illinois (USA) without reference to its conflict of laws principles.

Location of Terminals:

Each of the undersigned hereby agrees to the terms and conditions as set forth in this Electronic Order Entry & Account Access Agreement.

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

Signature of Customer	Title	Date

IF A PARTNERSHIP ACCOUNT, EACH GENERAL PARTNER MUST SIGN; IF A CORPORATE ACCOUNT, AN AUTHORIZED OFFICER MUST SIGN; IF AN L.L.C. ACCOUNT, EACH MANAGING MEMBER MUST SIGN; IF A TRUST ACCOUNT, EACH TRUSTEE MUST SIGN.